UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 30, 2009

Corgenix Medical Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

11575 Main Street, Suite 400

Broomfield, Colorado 80020

(Address of principal executive offices)  (Zip Code)

(303) 457-4345

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17CFT 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFT 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFT 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17CFT 240.13c-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 30, 2009, Corgenix Medical Corporation (the “Company”) and its wholly owned subsidiary, Corgenix, Inc., entered into a Financing Agreement, an Addendum to Financing Agreement, a Loan and Security Agreement and a Promissory Note (collectively, the “Agreements”) with Summit Financial Resources, L.P., a Hawaii limited partnership (“Summit”).  The Company and Corgenix, Inc. are jointly and severally liable for all obligations pursuant to the Agreements. The Agreements with Summit provide the Company and its subsidiary with a maximum credit line of $1,750,000 pursuant to an account factoring relationship, coupled with a secured line of credit.

Purchase of Accounts

Under the Financing Agreement, the Company agrees to sell all of the Company’s right, title and interest in and to accounts identified for purchase by Summit from time to time. The purchase price for each sold account equals the face amount of each account multiplied by the applicable advance rate, minus all interest and fees and charges as described in the Financing Agreement. In addition, interest will accrue on advances made by way of purchased accounts at the rate of prime plus 1.5% per annum until Summit receives payment in full on each account. If Summit does not receive full payment on a purchased account by the due date specified in the Financing Agreement, then the Company or its subsidiary (as applicable) must repurchase that account, and pay Summit the default interest rate until it is repaid.

During the initial fund period (which is the earlier of 120 days after the date of the Agreements, or the date of the second loan advance), the advance rate will be 90%, and 85% thereafter, unless Summit elects in its discretion to apply a different percentage.

The Financing Agreement is for a term of three years, renewable for additional one year terms unless the Company or Summit provides written notice of non-renewal at least 60 days prior to the end of the current financing period.  Except as otherwise provided in the Financing Agreement, the Company may also elect to terminate a financing period earlier and pay Summit a supplemental fee of 1% of the maximum credit line of $1,750,000. Among other fees and charges, the Company will also pay Summit a monthly administration fee equal to 1.45% of the average monthly balance of outstanding advances for each calendar month.

Inventory Financing

Pursuant to the Addendum to Financing Agreement, Summit may, in its sole discretion and without any duty to do so, elect from time to time to make advances based upon Acceptable Inventory, which is defined in the addendum to mean inventory approved for intended use by the Food and Drug Administration, among other criteria.

Advances based upon Acceptable Inventory may be made upon request so long as the aggregate amount of all advances based upon Acceptable Inventory outstanding and unpaid does not exceed the lesser of (a) Fifty Percent (50%) of the lower of book value, as determined in accordance with generally accepted accounting principles, of the Acceptable Inventory, (b) Four Hundred Fifty Thousand Dollars ($450,000), (c) Fifty Percent (50%) of Client’s outstanding Acceptable Accounts, and (d) together with the aggregate amount of all other outstanding Advances, the Maximum Credit Line.

Advances based upon Acceptable Inventory are subject to the interest, fees and charges, and all terms and conditions applicable to an Advance under the Financing Agreement, including the administrative fee, except that the prime plus 1.5% advance interest rate on outstanding advances based upon Acceptable Inventory means the prime rate 2.75% per annum, as adjusted from time to time as of the date of any change in the prime rate.  All interest accrued on outstanding advances based upon Acceptable Inventory is due and payable monthly in arrears.

Summit may decline to make advances based upon Acceptable Inventory for any reason or for no reason, without notice, regardless of any course of conduct or past advances based upon Acceptable Inventory by Summit.

Term Loan

The Promissory Note provides the Company with up to $250,000 in the form of a term loan, due on September 30, 2012, payable in installments. The Company received its first advance of $125,000 at the closing of the Agreements. When an equipment appraisal is completed, the Company will be eligible for a second advance equal to the lesser of one hundred twenty five thousand dollars ($125,000), or sixty percent (60%) of the net orderly liquidation value of Eligible Equipment, less the $125,000 already advanced. If the liquidation value of the equipment does not exceed $208,333.34, then the Company will not be eligible for a second advance.

The Promissory Note bears interest at an initial rate of prime plus 2.75% per annum, and adjusts with and as of the date of any change in the prime rate as reported in the Wall Street Journal. In addition, under the Loan and Security Agreement, the Company will pay Summit a monthly administration fee equal to 1.45% of the average outstanding monthly principal balance on the Promissory Note each month. The penalty default rate on the Promissory Note is prime plus 10% per annum.

Under the Loan and Security Agreement, the Company will pay Summit a fee equal to $2,250 for each month, or portion thereof, until an equipment appraisal has been completed.

The Company has used the initial advance to retire the debt evidenced by the Factoring and Security Agreement to Benefactor Funding Corp, a Colorado corporation. The payoff to Benefactor amounted $580,785.54.

Under the Agreements, the Company makes certain covenants, representations and warranties typical of a secured financing arrangement, and has agreed to report certain information to Summit.  Pursuant to the Agreements, certain recourse events and events of default will trigger early payment obligations of the Company, and Summit has certain rights as a secured party in case of any default or recourse event.

Under the Agreements, the Company has granted to Summit a security interest in, among other things, all inventory, accounts, equipment, goods and motor vehicles, all general intangibles, all chattel paper, any and all financial obligations payable to, owing to or in favor of the Company or held by the Company and all balances, deposits, debts or any other amounts or obligations of Summit owing to the Company, whether or not due.  In addition, the Company’s obligations under the Agreements is also secured by the “Reserve,” which is cash collateral that Summit may fund by withholding amounts owing to the Company, or deducting amounts from collected payments on purchased accounts. The amount of the Reserve is set in Summit’s discretion.

The Company is required at all times to maintain eligible equipment so that the total, outstanding balance owing under the Promissory Note equals or is less than 60% of the net orderly liquidation value of the eligible equipment as set forth in the equipment appraisal.

The Loan and Security Agreement will continue in full force and effect for three years; however the Company may terminate early at any time by giving Summit not less than sixty days prior written notice.

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The following material definitive agreements have been terminated:

(a)                                  Financing Agreement by and between the Company and Benefactor Funding Corp., signed March 17, 2009.

(b)                                 Continuing Guaranty and Waiver by and between the Company and Benefactor Funding Corp., signed March 17, 2009.

The payoff for the Benefactor Funding Corp. financing transaction was $580,785.54.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

See Item 1.01 above, incorporated herein by reference.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above, incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Financing Agreement.

10.2	Addendum to Financing Agreement.

10.3	Promissory Note.

10.4	Loan and Security Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORGENIX MEDIAL CORPORATION

Date: October 5, 2009	By:	/s/ Douglass T. Simpson
Name : Douglass T. Simpson
Title : President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Financing Agreement.

10.2	Addendum to Financing Agreement.

10.3	Promissory Note.

10.4	Loan and Security Agreement.